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[UtiliCorp Logo]
May 16, 1996

This material is being filed pursuant to Rule 14a-6 and was faxed to various interested parties.


                                  MERGER FACTS
                                  NEWS RELEASE

                              GOVERNOR MEL CARNAHAN

CAPITOL BUILDING    ROOM 216  JEFFERSON CITY MO 65101  PHONE: (314)751-3222
                                                       FAX:   (314)751-4458

                                             For Immediate Release
                                             May 15, 1996

                                             For more information,
                                             call Chris Sifford
                                             at 573-751-3222

                     CARNAHAN BACKS UTILICORP, KCP&L MERGER

     Governor Mel Carnahan today announced his support of a proposed merger between utility companies UtiliCorp United and Kansas City Power and Light Co. (KCP&L), stating that it provides the best potential for Missouri's and Kansas City's long-term growth.

     "I believe that the strategic merger of these two companies will result in a situation that is in the best interest of the State of Missouri," Carnahan said. "The merger of UtiliCorp and KCP&L will preserve existing jobs, will create new positions, and will create a Missouri-based corporate headquarters that will have a tremendous economic impact on the Kansas City region."

     Carnahan noted that the merger of the two Kansas City-based companies will result in a new corporation with assets of $6.4 billion and will employ more than 7,000.

     In documents filed with the Missouri Public Service Commission -- the state entity that regulates public utilities -- the companies report that the merger will result in cost savings of $600 million over the first 10 years of the merger, and retail electric customers will enjoy a two percent reduction in electricity rates. The companies also say that the new, combined company will be a stronger partner in economic development efforts, and will be better able to provide civic and community leadership on a broader scale.

     "I am confident that the result of this merger will be strong corporate leadership and a valuable ally in our economic development efforts. This proposal provides the best future prospects for Missouri and the Kansas City area," Carnahan said.

     The boards of directors of both KCP&L and UtiliCorp approved the merger in January. Final approval by shareholders is required to complete the merger. Both companies will hold shareholders meetings May 22.